UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2017

ALLIANCE MMA, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-37899	47-5412331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 739-7825

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On September 1, 2017, Alliance MMA, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “2017 Annual Meeting”). The matters voted upon were (1) the re-election of the Board of Directors including Paul K. Danner, III, Joseph Gamberale, Renzo Gracie, Mark Shefts, Joel D. Tracy, and Burt A. Watson, (2) the ratification of the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017, and (3) the approval of the Alliance MMA, Inc. Amended and Restated 2016 Equity Incentive Plan.

Based on the votes by holders of common stock in the Company, the final results for each proposal presented to stockholders at the 2017 Annual Meeting are set forth below:

1. The re-election of Paul K. Danner, III, Joseph Gamberale, Renzo Gracie, Mark Shefts, Joel D. Tracy, and Burt A. Watson as directors of the Company:

DIRECTOR NOMINEE	FOR	WITHELD
Paul K. Danner, III	5,698,863	88,541
Joseph Gamberale	5,689,439	97,965
Renzo Gracie	5,337,881	449,523
Mark Shefts	5,734,350	53,054
Joel D. Tracy	5,736,660	50,744
Burt A. Watson	5,696,693	90,711

2. The ratification of the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

FOR	AGAINST	ABSTAIN
6,913,546	480,913	4,005

3. The approval of the Alliance MMA, Inc. Amended and Restated 2016 Equity Incentive Plan:

FOR	AGAINST	ABSTAIN
5,566,474	213,830	7,100

No other matters were considered and voted on by the Company’s stockholders at the 2017 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE MMA, INC.

By:	/s/ Paul K. Danner
Paul K. Danner
Chief Executive Officer

Dated: September 11, 2017